Exhibit 99.2
Edgewater Technology, Inc.
2015 Annual Meeting
Report of Matters Voted Upon by Stockholders

1.
The 2015 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company”) was held at Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts, on June 3, 2015 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.
At the close of business on April 13, 2015, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 11,610,185 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting 10,509,593, or 91%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.
At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his or her name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes	Broker
Nominee	Votes “FOR”	“WITHHELD”	Non-Votes

Shirley Singleton	5,593,803	3,132,943	1,782,847
Wayne Wilson	4,461,927	4,264,819	1,782,847
Paul E. Flynn	5,613,608	3,113,138	1,782,847
Paul Guzzi	5,608,090	3,118,656	1,782,847
Nancy L. Leaming	5,576,800	3,149,946	1,782,847
Michael Loeb	5,609,525	3,117,221	1,782,847

5.
The following table states the tally of the votes cast to approve the proposed amendment to the Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan to increase the authorized shares under the Plan from 1,200,000 to 1,700,000.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

8,307,187	416,217	3,342	1,782,847

6.	The following table states the tally of the votes cast to approve (on a non-binding, advisory basis) the Company’s named executive officer compensation.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

7,870,310	834,695	21,741	1,782,847

7.	The following table states the tally of the votes cast to ratify the appointment of BDO USA, LLP as Edgewater’s independent registered public accountants for the fiscal year ending December 31, 2015.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

10,169,166	326,890	13,537	0